Exhibit 21.1

CORPORATE OFFICE PROPERTIES TRUST

SUBSIDIARIES OF REGISTRANT

Delaware

Airport Square Holdings I, LLC

Airport Square Holdings VI and VII, LLC

Blue Bell Investment Company, LP

Comcourt Investors, LP

COPT Acquisitions, Inc.

COPT Concourse, LLC

Corporate Office Properties, LP

Corporate Office Properties Holdings, Inc.

Crown Point, L.L.C.

Delaware Airport III, LLC

Delaware Airport VIII, LLC

Delaware Airport IX, LLC

Great Mills I, L.L.C.

Great Mills II, L.L.C.

Great Mills III, L.L.C.

Great Mills IV, L.L.C.

Great Mills V, L.L.C.

Sterling York, LLC

South Brunswick Investors, LP

11800 Tech Road, LLC

Maryland

Airport Square, LLC

Airport Square II, LLC

Airport Square IV, LLC

Airport Square V, LLC

Airport Square X, LLC

Airport Square XI, LLC

Airport Square XIII, LLC

Airport Square XIV, LLC

Airport Square XV, LLC

Airport Square XIX, LLC

Airport Square XX, LLC

Airport Square XX Parking, LLC

Airport Square XXI, LLC

Airport Square Partners, LLC

Airport Square Storms, LLC

Atrium Building, LLC

Brown’s Wharf, LLC

Commons Office Research, LLC

Concourse 1304, LLC

COPT Gate 63, LLC

COPT Gate 6700-6708-6724, LLC

COPT Gateway, LLC

COPT Montpelier, LLC

COPT T-11, LLC

Corporate Cooling & Controls, LLC

Corporate Development Services, LLC

Corporate Gatespring, LLC

Corporate Gatespring II, LLC

Corporate Management Services, LLC

Corporate Office Management, Inc.

Corporate Office Services, LLC

Corporate Paragon, LLC

Corporate Property, LLC

Corporate Realty Management, LLC

Corporate Realty Advisors, LLC

Cornucopia Holdings, LLC

Cornucopia Holdings II, LLC

Enterprise Campus Developer, LLC

Fourth Exploration, L.L.C.

Fifth Exploration, L.L.C.

Gateway 44, LLC

Gateway 67, LLC

Gateway 70, LLC

Honeyland 108, LLC

Jolly COPT I, LLC

Jolly COPT II, LLC

Lakeview at the Greens, LLC

M Square NOAA, LLC

MOR Forbes, LLC

MOR Forbes 2, LLC

MOR Montpelier 3, LLC

NBP One, LLC

NBP Huff & Puff, LLC

NBP Lot 3-A, LLC

NBP Retail, LLC

NBP 131-133-141, LLC

NBP 132, LLC

NBP 134, LLC

NBP 135, LLC

NBP 140, LLC

NBP 140 Holdings, LLC

NBP 191, LLC

NBP 201, LLC

NBP 201 Holdings, LLC

NBP 211, LLC

NBP 211 Holdings, LLC

NBP 220, LLC

NBP 220 Holdings, LLC

NBP 221, LLC

NBP 302, LLC

NBP 304, LLC

NBP 306, LLC

NBP 318, LLC

NBP 320, LLC
NBP 322, LLC

Pecan Court, L.L.C.

Red Cedar Building, LLC

RIVA Trustee, LLC

Tech Park I, LLC

Tech Park II, LLC

Tech Park IV, LLC

Third Exploration, L.L.C.

2500 Riva Trust

67 Financing, LLC

6711 Gateway Funding, LLC

6731 Gateway, LLC

7000 Honeys, LLC

7200 Riverwood, LLC

7240 Parkway Drive Enterprises, LLC

7318 Parkway Drive Enterprises, LLC

7320 Parkway Drive Enterprises, LLC

7321 Parkway Drive Enterprises, LLC

8681 Robert Fulton Drive, LLC

9690 Deereco Road, LLC

New Jersey

COPT Princeton South, LLC

Cuaba Associates, L.L.C.

Princeton Executive, LLC

68 Culver, LLC

Route 46 Partners, L.L.C.

Pennsylvania

Bolivar Associates, LLC

Corporate Gateway General Partnership

COPT Gateway, LP

COPT Pennlyn, L.P.

Gateway Central Limited Partnership

6385 Flank Drive, LP

Virginia

COPT Chantilly, LLC

COPT Chantilly II, LLC

COPT Dahlgren, LLC

COPT Dahlgren I, LLC

COPT Dahlgren IV, LLC

COPT Greens I, LLC

COPT Greens II, LLC

COPT Greens III, LLC

COPT Park Meadow, LLC

COPT Ridgeview I, LLC

COPT Ridgeview II & III, LLC

COPT Stonecroft, LLC

COPT Sunrise, LLC

COPT Waterview I, LLC

COPT Waterview III, LLC

TRC Pinnacle Towers, L.L.C.